UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Schilling Blvd.
Suite 100
Collierville, Tennessee	38017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2025, the Company held its Annual Meeting of Stockholders, at which three proposals were voted upon. The results of the vote are as follows:

Proposal 1 - Election of directors; the following persons were duly elected to serve, subject to the Company’s By-laws, as Directors of the Company until the next Annual Meeting, or until election and qualification of their successors:

	For	Withheld
Gregory L. Christopher	93,918,049	4,143,965
Elizabeth Donovan	82,122,931	15,939,083
William C. Drummond	97,584,593	477,421
Gary S. Gladstein	95,168,786	2,893,228
Scott J. Goldman	94,865,294	3,196,720
John B. Hansen	96,201,913	1,860,101
Terry Hermanson	77,809,488	20,252,526
Charles P. Herzog, Jr.	80,013,231	18,048,783

Proposal 2 - The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 27, 2025:

For	Against	Abstain
100,489,266	2,399,333	886,740

Proposal 3 - The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
82,878,250	14,397,940	785,824	5,713,325

Item 8.01	Other Events.

On May 9, 2025, the Company issued a press release announcing that its Board of Directors has declared a regular quarterly cash dividend on its common stock of 25 cents per share. The dividend will be payable June 20, 2025, to shareholders of record on June 6, 2025. A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated May 9, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Anthony J. Steinriede
Name:	Anthony J. Steinriede
Title:	Vice President, Corporate Controller

Date: May 12, 2025